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                                                    November 7, 1994



VIA EDGAR

Securities and Exchange Commission
Operations Center
Stop 0-7
6432 General Green Way
Alexandria, VA  22312
Attn:  Filer Support

         Re:     MAPCO Inc. - Current Report on Form 8-K/A

Gentlemen:

         Pursuant to the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission and on behalf of MAPCO Inc., a Delaware corporation, enclosed for filing please find one copy of a Current Report on Form 8-K/A. The Amendment is being filed to provide supplemental financial schedules to the Company's previous Current Report on Form 8-K which was filed on September 12, 1994, in connection with the acquisition of assets of Emro Propane Company.

         If you have any questions regarding the enclosed documents, please telephone the undersigned at the (918) 599-3707.


                                             Very truly yours,




                                             James N. Cundiff


JNC/cl
Enclosure(s)

c:       New York Stock Exchange, Inc. - Barbara Healy (2 copies)
         Pacific Stock Exchange  (1 copy)
         Chicago Stock Exchange  (1 copy)